UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 4, 2007

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc. Hawaiian Electric Company, Inc.	1-8503 1-4955	99-0208097 99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662—Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771—Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The following is an update to the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under “Most recent rate requests—HELCO”, which is incorporated herein by reference to page 63 of HEI’s and HECO’s Form 10-K for the year ended December 31, 2006 and Item 8.01 Other Events, item A. pages 2-3 of HEI’s and HECO’s Form 8-K dated March 14, 2007, which is incorporated herein by reference.

In a rate case, the Public Utilities Commission of the State of Hawaii (PUC) may grant an interim rate increase (subject to refund with interest pending the final outcome of the case) if the PUC determines that the public utility is probably entitled to an increase in its rates. On April 4, 2007, the PUC issued an interim Decision and Order (D&O) granting Hawaii Electric Light Company, Inc. (HELCO) an increase of 7.58% or $24.6 million in annual revenues over revenues at present rates for a normalized 2006 test year. The tariff changes implementing the interim increase were effective April 5, 2007. If the amount collected pursuant to this interim rate increase exceeds the amount of the increase approved in the final D&O, then the excess must be refunded to HELCO’s ratepayers, with interest.

The interim increase reflects the settlement of the issues reached between HELCO and the Consumer Advocate in the HELCO 2006 rate case proceeding. The terms of the settlement were reflected in HELCO’s rebuttal testimony filed with the PUC on March 27, 2007 and are set forth in a written settlement agreement, which was submitted to the PUC on April 5, 2007 and remains subject to PUC approval. The PUC may accept or reject the agreement in part or in full. If the PUC does not accept the material terms of the agreement, either (or both) of the parties, may withdraw from the agreement and may pursue their respective positions in the proceeding without prejudice. The interim rate increase order does not commit the PUC to accept any of the amounts in the interim increase in its final decision.

The interim increase is based on an average rate base of $357 million and a return on average rate base of 8.33% (incorporating a rate of return on average common equity of 10.7%). In the interim D&O, the PUC also approved on an interim basis the adoption of a pension tracking mechanism proposed by the Consumer Advocate, which is intended to smooth the impact on ratepayers of potential fluctuations in pension costs, and generally would require HELCO to make contributions to the pension trust at the actuarially calculated net periodic pension cost if allowed without penalty by the tax laws. A similar tracking mechanism for postretirement benefits other than pensions was also approved on an interim basis.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)	HAWAIIAN ELECTRIC COMPANY, INC. (Registrant)

/s/ Eric K. Yeaman	/s/ Tayne S. Y. Sekimura
Eric K. Yeaman Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI) Date: April 10, 2007	Tayne S. Y. Sekimura Financial Vice President (Principal Financial Officer of HECO) Date: April 10, 2007

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